EXHIBIT 21

                       HEICO CORPORATION AND SUBSIDIARIES
                            SUBSIDIARIES OF COMPANY

NAME                                               STATE OF INCORPORATION
------------------------------------------------   ----------------------
 HEICO Aerospace Holdings Corp.                           Florida
  HEICO Aerospace Corporation                             Florida
   Jet Avion Corporation                                  Florida
   LPI Industries Corporation                             Florida
   Aircraft Technology, Inc.                              Florida
   ATI Heat Treat Corporation                             Florida
   Jet Avion Heat Treat Corporation (Inactive)            Florida
  N.A.C. Acquisition Corporation                          Florida
   Northwings Accessories Corporation                     Florida
 HEICO International Corporation                    U.S. Virgin Islands
 HEICO East Corporation                                   Florida
 HEICO-NEWCO, Inc.                                        Florida
  HEICO Engineering Corp. (Inactive)                      Florida
  HEICO--Jet Corp. (Inactive)                             Florida
 HEICO Bearings Corp. (Inactive)                          Florida
 HEICO Aviation Products Corp.                            Florida
  Trilectron Industries, Inc.                             New York

     Subsidiaries of the Company, all of which are directly or indirectly wholly-owned (except for HEICO Aerospace Holdings Corp., which is 80%-owned), are included in the Company's consolidated financial statements.